Exhibit 99.2

 Subordinated Debt OfferingInvestor Presentation  September 2020

 Forward-Looking Statements and Disclosures   FORWARD-LOOKING STATEMENTSThis presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company”) and City Bank may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to, among other things, future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, earnback periods, and other financial items, including our estimated financial results for 2020, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, local, regional, national and international economic conditions, the extent of the impact of the COVID-19 pandemic, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and subsequent related legislations, and the programs established thereunder, and City Bank’s participation in such programs, volatility of the financial markets, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in non-performing assets and charge-offs, changes in tax laws, current or future litigation, regulatory examinations or other legal and/or regulatory actions, the impact of any tariffs, terrorist threats and attacks, acts of war or threats thereof or other pandemics. Therefore, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized. For more information about these factors, please see South Plains’ reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), including South Plains’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements herein are qualified by these cautionary statement.This investor presentation has been prepared by the Company solely for informational purposes based on its own information, as well as information from public sources. Certain of the information contained herein may be derived from information provided by industry sources. The Company believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company has not independently verified such information and cannot guarantee the accuracy of such information. This investor presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in the investor presentation and other information provided by or on behalf of the Company. This investor presentation is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted. The securities referenced in this presentation have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold absent registration or an exemption from registration under applicable law. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense.PRO FORMA AND PROJECTED INFORMATION This investor presentation contains certain pro forma and projected information, including projected pro forma information that reflects the Company’s current expectations and assumptions. This pro forma information does not purport to present the results that the Company will ultimately realize. NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in this presentation may not sum due to rounding.ESOP REPURCHASE RIGHT TERMINATIONIn accordance with provisions of the Internal Revenue Code, prior to our listing on the NASDAQ Global Select Market, the terms of our Employee Stock Ownership Plan (“ESOP”) provided that ESOP participants had the right, for a specified period of time, to require us to repurchase shares of our common stock distributed to them by the ESOP. As a result, for the periods prior to our listing on the NASDAQ Global Select Market, the shares of common stock held by the ESOP were deducted from stockholders’ equity. This repurchase right terminated upon listing of our common stock on the NASDAQ Global Select Market in May 2019.  2

 Terms of the ProposedSubordinated Debt Offering    3  Issuer  Security  Amount  Security Rating1  Issuance Type  Offering Structure  Term  No Call Period  Use of Proceeds  Placement Agent  South Plains Financial, Inc. (NASDAQ: SPFI)  Fixed-to-Floating Subordinated Notes due 2030  $50 million  BBB- (Stable) by Kroll Bond Rating Agency  Regulation D Private Placement with Registration Rights  Fixed-to-Floating Rate (Fixed during First Five Years)  10 Years  5 Years  General Corporate Purposes  A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating

A Leading West Texas Franchise

Our Company

- Bank holding company headquartered in Lubbock, Texas with $3.6 billion in total assets
- One of the largest independent banks headquartered in West Texas
- Recently executed a successful IPO in May 2019; now one of two publicly-traded Texas institutions west of I-35
- Repeatedly recognized as an outstanding place to work, including being on American Banker's Best Banks to Work For list six consecutive times


Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Texas
Ft. Worth
Dallas
Bryan / College Station
Austin
San Antonio
Houston
25
40
20
30
35
10
45
SPFI Branches (25)
655 FTE Employees as of June 30, 2020

1. Non-GAAP measure. See appendix for the reconciliation to GAAP

Source: Company documents; S&P Global Market Intelligence

Financial Snapshot (As of June 30, 2020)

Balance Sheet *(Dollars in thousands)*

	2Q'20
Total Assets	$3,584,532
Total Loans Held for Investment	$2,331,716
Allowance for Loan Losses	$40,635
Total Deposits	$2,947,837
Interest-bearing Deposits	$2,006,984
Noninterest-bearing Deposits	$940,853
Total Stockholders' Equity	$336,534

Profitability *(Dollars in thousands)*

	2Q'20
Net Income	$5,615
Return on Average Assets	0.64%
Return on Average Equity	6.81%
Net Interest Margin	3.79%
Efficiency Ratio	63.28%

Capital Ratios

	2Q'20
Total Stockholders' Equity to Total Assets	9.39%
Tangible Common Equity to Tangible Assets[1]	8.66%
Common Equity Tier 1 to Risk-Weighted Assets	10.47%
Tier 1 Capital to Average Assets	9.60%
Total Capital to Risk-Weighted Assets	14.32%

Asset Quality

	2Q'20
Nonperforming Loans to Total Loans Held for Investment	0.45%
Nonperforming Assets to Total Assets	0.33%
Allowance for Loan Losses to Total Loans Held for Investment	1.74%
Net Charge-Offs to Average Loans Outstanding (annualized)	0.27%

South Plains Financial, Inc.
4

Our History and Growth Profile

Our History

- First State Bank of Morton, a community bank that held approximately $1 million of total assets in 1941
- Parent company to First State Bank of Morton acquired South Plains National Bank of Levelland, Texas in 1991 and changed its name to South Plains Bank
- Company became the holding company to First State Bank of Morton and South Plains Bank in 1993
- Acquired City Bank in 1993, which was originally established in Lubbock in 1984, and merged First State Bank of Morton and South Plains Bank into City Bank in 1998 and 1999, respectively
- $59.2 million initial public offering on May 8, 2019, pricing within the range at $17.50
- Recently closed the $76.1 million acquisition of West Texas State Bank which added six branches to the Midland / Odessa area and approximately $430 million in assets
- Today we serve our customers through 25 full-service banking locations across seven geographic markets, and 13 mortgage loan production offices

Note: Tangible common equity is a non-GAAP measure. See appendix for the reconciliation to GAAP; See Page 2 for the effect of the ESOP's repurchase right on stockholders' equity
Source: Company documents; S&P Global Market Intelligence

Total Assets ($M)


$2,501
$2,573
$2,713
$3,237
$3,585
2016Y
2017Y
2018Y
2019Y
2Q'20

Loans and Deposits ($M)


Gross Loans Held for Investment
Total Deposits
$1,661
$2,091
$1,838
$2,154
$1,957
$2,277
$2,144
$2,697
$2,332
$2,948
2016Y
2017Y
2018Y
2019Y
2Q'20

Tangible Common Equity ($M)


$150
$158
$155
$279
$308
2016Y
2017Y
2018Y
2019Y
2Q'20

South Plains Financial, Inc.
5

 Investment Highlights  6  Improving Profitability  Organic Growth  Strong Credit Culture  Enterprise Risk Management  Experienced Management Team   Emphasize Community Banking  Capital Allocation to Drive Value    1  2  3  4  5  6  7

1 Experienced Management Team



Curtis C. Griffith
Chairman & Chief Executive Officer

- Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979
- Elected Chairman of the First State Bank of Morton board in 1984
- Chairman of the Board of City Bank and the Company since 1993



Cory T. Newsom
President

- Entire banking career with the Company focused on lending and operations
- Appointed President and Chief Executive Officer of the Bank in 2008
- Joined the Board in 2008



Steven B. Crockett
Chief Financial Officer & Treasurer

- Began his career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas
- Appointed Chief Financial Officer in 2015
- Controller of the Bank and the Company previously for 14 and 5 years respectively



Brent A. Bates
City Bank's Chief Credit Officer

- Joined City Bank in February 2020
- Division Credit Officer for Simmons First National Corp
- EVP and Chief Credit Officer of Southwest Bancorp, Inc.



Mikella D. Newsom
Chief Risk Officer & Secretary

- 24-year banking career
- Appointed Chief Risk Officer of the Company in 2019
- Chief Risk Officer of the Bank since 2015
- Appointed Secretary of the Company in 2013
- Previously Chief Financial Officer of the Bank

South Plains Financial, Inc.

7

  Significant Insider Share Ownership  Stakeholders / Insiders currently own approximately 40.2% of the Company    8  * - Voting power for shares is with Richard D. CampbellMarket data as of September 4 2020; Shareholder information as of September 3, 2020. Source: Company filings and documents; S&P Global Market Intelligence  1

  Emphasize Community Banking    9  2  Our strategy - deliver best-in-class customer service and achieve our goal of becoming the preferred community bank in our market areasTo achieve our goal - we build long-lasting relationships with our customers by delivering high quality products and services Our focus on providing “big bank” products with the personal attention of a community bank resonates with our customers and drives market shareOur customer service-driven, community-focused business model differentiates our company from competitors, many of which are larger out-of-market banks  Our Goal  Providing service and aid to our communities is, ultimately, how we have succeeded over our long historyWe are committed to being both the financial partner driving economic success in our communities and a major supporter of the organizations that make those communities great places to liveOur dedication and commitment is at the core of City Bank’s culture as we encourage our employees to volunteer, including as part of their workOur employees have partnered with Meals on Wheels to help care for senior citizens in Lubbock and the Bank has also been a long time supporter of the South Plains Food Bank and in 2020 made a five year, $150,000 pledge  Dedicated to Supporting our Communities

❷ Our Markets of Operation

Market	Branches[1]	Deposits ($millions)[1]	Market Highlights
Lubbock / South Plains	10	$1,863	✓ Population in excess of 315,000 with major industries in agribusiness, education, and trade among others ✓ Home of Texas Tech University – enrollment of 39,000 students
Permian Basin	6	$343	✓ Area produces about 50% of the crude oil in Texas and accounts for 20% of U.S. oil output ✓ Responsible for the production of nearly four million barrels of crude oil per day, or roughly one third of Total U.S. oil production
Dallas / Ft. Worth	3	$338	✓ DFW is the largest MSA in Texas and fourth largest in the nation ✓ Responsible for producing 33% of Texas GDP in 2018 ✓ Home to 24 Fortune 500 Companies
Ruidoso / Eastern New Mexico	2	$141	✓ Serves as a regional economic hub ✓ Large investments from developers over the past ten years – housing subdivisions, condominiums, retail establishments, etc. ✓ Growing retirement community
El Paso	2	$164	✓ Population of 850,000+ with major military presence through Fort Bliss ✓ Adjacent to Juarez, Mexico, which has a growing industrial center, and an estimated population of 1.5 million people ✓ Home to four universities including The University of Texas at El Paso
Bryan / College Station	1	$60	✓ Home to Texas A&M University – enrollment of 69,000 students ✓ Ranked first in Texas and third nationwide for Best Small Places for Business and Careers in 2017 by Forbes
Houston / The Woodlands	1	$39	✓ Second largest MSA in Texas and fifth largest in the nation ✓ Home to 19 Fortune 500 Companies ✓ Called the "Energy Capital of the World," the area also boasts the world's largest medical center and second busiest port in the U.S.

1. *Source: Company documents; FRED; S&P Global Market Intelligence; Respective university websites; Branch and deposit data as of June 30, 2020*

South Plains Financial, Inc.
10

❷ Our Markets of Operation (Cont'd)

Lubbock, Texas – Our Home Market

- Major industries include agriculture – primarily cotton, corn, and grain sorghum – as well as education, trade and transportation, health services and government
- Home to Texas Tech University – enrollment ranks within the top 10 for universities in Texas as of Spring 2019 at 39,000+ students
- The Lubbock MSA reports unemployment of 2.8% for 2019
- Forbes listed Lubbock as one of its "Best Places for Business and Careers" during 2018



Deposit Market Share: Lubbock MSA

		Headquarters		In-Market		
Rank	Institution	City	State	Branches	Deposits (Millions)[1]	Market Share
1	Hilltop Holdings	Dallas	TX	11	$1,734	19.3%
2	South Plans Financial	Lubbock	TX	8	$1,527	17.0%
3	Heartland Financial USA	Dubuque	IA	10	$899	10.0%
4	Wells Fargo	San Francisco	CA	10	$814	9.1%
5	Amarillo National Bancorp	Amarillo	TX	9	$791	8.8%
6	Prosperity Bancshares	Houston	TX	15	$728	8.1%
7	Peoples Bancorp	Lubbock	TX	6	$418	4.7%
8	Bank of America	Charlotte	NC	2	$362	4.0%
9	Vista Bancshares	Dallas	TX	7	$274	3.1%
10	Happy Bancshares	Canyon	TX	6	$269	3.0%
11	Americo Bancshares	Wolfforth	TX	5	$222	2.5%
12	Plains Bancorp	Dimmitt	TX	3	$167	1.9%
13	Lone Star State Bancshares	Lubbock	TX	1	$156	1.7%
14	First Bancshares of Texas	Midland	TX	2	$138	1.5%
15	BBVA	Bilbao	Spain	2	$136	1.5%
Top 1 - 15 Total				97	$8,633	96.2%
Total For Market (25)				113	$8,977	100.0%

1. Deposit data as of June 30, 2019 as compiled and reported by S&P Global Market Intelligence

Source: BLS; FDIC; S&P Global Market Intelligence; Lubbock Chamber of Commerce; Forbes

South Plains Financial, Inc.
11

  Enterprise Risk Management     12  3  We implemented a rigorous enterprise risk management (“ERM”) system in the aftermath of the 2008 financial crisis, and view this development as a defining event for our institution  This system delivers a systematic approach to risk measurement and enhances the effectiveness of risk management across the institution  Integrating this system into our culture and strategic decision making has improved all functional areas of the business  Significantly improved asset quality by enhancing our underwriting process, and establishing a specific credit appetite that aligns to the broader enterprise risk management framework  Operational oversight heightened to include monitoring for potential personnel, process and systems issues  We have also implemented monitoring and controls for other functional areas such as:Information security and technology, vendor management, liquidity, interest rate risk, compliance, and company reputation  The ERM program has positioned our Company to better consummate acquisitions with less risk and increased cost savings  We believe we are one of the few community banks in our size range and market area to implement such a comprehensive risk management system

  Our Credit Culture    13  We have a service-driven, relationship-based, business-focused credit culture, rather than a price-driven, transaction-based cultureSubstantially all of our loans are made to borrowers located, or operating, in our primary market areas with whom we have ongoing relationships across various product linesThe few loans secured by properties outside of our primary market areas were made to borrowers who are otherwise well-known to usWe adhere to what we believe are disciplined underwriting standards, but also remain cognizant of serving the credit needs of customers in our primary market areas by offering flexible loan solutions in a responsive and timely mannerOur lending policies do not provide for loans that are highly speculative, subprime, or that have high loan-to-value ratiosWe maintain asset quality through an emphasis on:  These components, together with active credit management, are the foundation of our credit culture, which we believe is critical to enhancing the long-term value of our organization to our customers, employees, shareholders and communities  4  Local market knowledge   Long-term customer relationships   Consistent and thorough underwriting   Conservative Credit Culture  Loan Portfolio Diversity   Relationship Focused  Source: Company documents

  Credit Quality    14  2Q’20 Highlights  Credit Quality Ratios  Net Charge-Offs to Average Loans  ALLL to Total Loans HFI  Recorded a $13.1 million provision for loan losses in 2Q’20 as compared to $6.2 million in 1Q’20 due primarily to the uncertain economic effects from the ongoing COVID-19 pandemic as well as the decline in oil and gas prices occurring in the late 1Q’20 / beginning of 2Q’20Total classified loans increased to $95 million in 2Q’20 from $39 million in 1Q’20 largely due to downgrades in the hotel portfolio. A majority of hotel loans are performing as agreed, including recently modified terms  Source: Company documents; S&P Global Market Intelligence  4

 COVID-19 Loan Modifications – Updated (As of August 31, 2020)     15  The Company has taken an aggressive and proactive approach to managing credit in light of the economic uncertaintyMost at-risk loans over $1 million have been assigned to the Bank’s Chairman, CEO, CLO, or CCO for additional oversightAdditionally, customers were offered a range of loan modifications with interest only being the preferred option by the Bank  Highlights  Active Loan Modifications  Source: Company documents; S&P Global Market Intelligence  4

COVID-19 Loan Modifications – Updated (As of August 31, 2020)

4

- ✓ Bank's preferred structure is 6mo interest only, modifications other than 6mo interest only are < 4.0% of the current loan portfolio
- ✓ The modification type categorized as "Other" were primarily commercial borrowers that had interest-only periods of 6 months – 12 months
- ✓ Modification amounts as a percent of loans are 16.0%, versus 19.9% at the end of 2Q'2020
- ✓ Hospitality and Restaurant & Retail have the highest modification status >30.0%, but low contribution to the loan portfolio at <5.0% each

(Dollars in thousands) Loan Segment	Modification Type: 6 month Interest Only	90 day Deferral	Consumer Deferral	Mortgage Deferral	Other	Total	Non-6mo IO Mods
Hospitality	$39,558	$8,546	-	-	$57,022	$105,126	$65,568
Hotels (Under Construction)	6,109	-	-	-	-	6,109	-
All Other CRE	125,285	-	-	-	1,144	126,429	1,144
Oil & Gas	9,527	743	-	-	630	10,900	1,373
All Other Commercial - Specialized	5,226	64	-	-	-	5,290	64
Restaurant & Retail	27,112	1,497	-	-	-	28,609	1,497
All Other Commercial - General	61,784	697	-	-	2,717	65,198	3,414
Residential Real Estate	18,535	24	-	3,181	280	22,020	3,485
Consumer	15	-	2,286	-	28	2,329	2,314
Residential Construction	-	-	-	-	-	-	-
Paycheck Protection Program ("PPP")	-	-	-	-	-	-	-
Total	**$293,151**	**$11,571**	**$2,286**	**$3,181**	**$61,821**	**$372,010**	**$78,859**
% of Loans	*12.6%*	*0.5%*	*0.1%*	*0.1%*	*2.7%*	*16.0%*	*3.4%*

Note: Other reflects loan deferrals classified under the CARES Act Section 4013
Source: Company documents

South Plains Financial, Inc.
16

❺ Organic Growth Strategy

Homegrown Returns

- We focus on leveraging our banking platform as we have expanded into large metropolitan markets, such as Dallas and Houston, where we target customers looking for our relationship-based approach to banking and our sophisticated products and services
- Our strategy is to continue gathering low-cost deposits in smaller, non-metropolitan markets and deploy them in larger, more dynamic lending markets, where we have had strong success

(Dollars in thousands)	Deposits[3]		Loans[3]		
	Amount	Overall %	Amount	Overall %	Loans/Deposits
Metropolitan Markets[1]	$ 540,594	18.3%	$ 657,963	28.2%	121.7%
Community Markets[2]	$ 2,407,243	81.7%	$ 1,673,753	71.8%	69.5%

- We are actively recruiting additional lenders and employees from other institutions. We have had success in this area which we believe is attributable to our employee ownership, long-standing market presence and desirable culture in which our employees can thrive
- We also cross-sell our various banking products, including our deposits and treasury wealth management to our commercial loan customers, which we believe provides a basis for expanding our banking relationships

1. *Includes three Dallas, TX branches, two El Paso, TX branches, and one Houston, TX branch*
2. *Includes ten branches in the Lubbock/South Plains market area, six branches in the Permian Basin, TX, two branches in Ruidoso/Eastern, NM, and one branch in Bryan/College Station, TX*
3. *Deposit and Loan data as of June 30, 2020*

Source: Company documents

South Plains Financial, Inc.
17

❻ Our Long Term Acquisition Strategy

Growth Through Accretive M&A

- We plan to take advantage of acquisition opportunities, and use a combination of public stock and cash to become the acquirer of choice in our core markets of West Texas and New Mexico
- Catalysts for acquisition activity with respect to prospective target banks include management succession concerns, shareholder liquidity needs, lack of scale, and cost of regulatory compliance
- There are 160 other banks in our markets with between $250 million and $1.0 billion in total assets, which provides us with ample opportunities to drive growth and increase shareholder value through acquisition
- Management employs a strict framework for analyzing potential acquisition opportunities including:
  - Substantial earnings accretion
  - Reasonable tangible book value dilution
  - Acceptable earn-back period
  - Strong Internal Rate of Return
- Completed the acquisition of West Texas State Bank on November 12, 2019



Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Texas
Ft. Worth
Dallas
Bryan / College Station
Austin
San Antonio
Houston

SPFI Branches (25)
655 FTE Employees
(As of June 30, 2020)

Note: Data as of June 30, 2020
Source: Company documents; S&P Global Market Intelligence

South Plains Financial, Inc.
18

  Improving Profitability    19  We have invested heavily into our infrastructure including:Our Enterprise Risk Management system State-of-the-art operations center which houses the Bank’s back-office processing for deposit operations, loan operations, mortgage operations, and corporate trainingDigital and payment technologies including improved remote deposit capture software for business customers, expanded usage of electronic signatures, online account tools, and technologies that facilitate more efficient item processing These investments position the Bank to scale to more than $5 billion in assets through both organic growth and accretive, strategic M&A without commensurate additional expenses  Long Term Goal to Deliver Better Than Peer Average ROAs and ROEs  7

 Financial Update  20

Second Quarter 2020 ("2Q'20") Highlights

- ✓ Net Income of $5.6 million, compared to $6.1 million in 2Q'19
- ✓ Pre-Tax, Pre-Provision income of $20.1 million, compared to $15.1 million in 1Q'20 and $8.6 million in 2Q'19
- ✓ Earnings per share of $0.31, compared to $0.37 in 2Q'19
- ✓ Provision for loan loss of $13.1 million, compared to $875,000 in 2Q'19
- ✓ Nonperforming assets to total assets were 0.33% at June 30, 2020, compared to 0.28% at March 31, 2020 and 0.37% at June 30, 2019
- ✓ Average cost of deposits declined 69 basis points to 39 basis points, compared to 108 basis points in 2Q'19
- ✓ Net Interest Margin of 3.79%, compared to 4.13% in 1Q'20. PPP loan originations impacted NIM by 11 basis points
- ✓ Assisted customers in accessing the Small Business Administration's Paycheck Protection Program ("PPP") created under the CARES Act and have originated ~ $216 million in PPP loans
- ✓ Efficiency ratio was 63.28%, compared to 77.46% in 2Q'19
- ✓ Book value per share of $18.64, compared to $18.10 in 1Q'20, and $16.19 in 2Q'19

Note: Pre-tax, pre-provision income is a non-GAAP measure. See appendix for the reconciliation to GAAP
Source: Company documents; S&P Global Market Intelligence

South Plains Financial, Inc.
21

COVID-19 Update

Impact of COVID-19 on Our…

…Employees

- Our Business Continuity Oversight Committee has monitored the spread of the COVID-19 pandemic since late January 2020
- As the pandemic escalated the Company created a **Pandemic Task Force** to implement the Company's Business Continuity Plan to ensure the safety of the Company's employees, and customers, while maintaining the operational and financial integrity:
    - Essential employees: strict protocols for employees deemed essential were adopted to ensure adequate social distancing, and all Bank facilities are receiving comprehensive cleaning and sanitization
    - Non-essential employees: transitioned to a work-from-home environment
- The Company also provided support for the Bank's employees who are working remotely
- No employees have been laid-off as a result of the COVID-19 pandemic

…Customers

- Lobby access limited to appointment-only, while providing essential banking services through our drive-through windows and digital platforms
- Actively working with borrowers in sectors most affected by the pandemic, and offering loan modifications
- Our relationship-driven approach holds true as the Bank's Chairman, CEO, CCO and CLO partnered with lenders to proactively address credits and assist borrowers bridge the gap until the economy begins to normalize
- Offered varying forms of loan modifications ranging from 90-day payment deferrals to 6- to 12-month interest only terms to provide borrowers relief
    - As of June 30, 2020, total loan modifications attributed to COVID-19 had increased to approximately $464 million, or 19.9%, of the Company's loan portfolio
    - Approximately 64% of the modifications were for six months of interest only

…Community

PPP Participation

- As of June 30, 2020, approximately $216 million in PPP loans had been originated for approximately 2,000 customers
- The Company has utilized its lines of credit with the Federal Home Loan Bank of Dallas (the "FHLB") and / or the Federal Reserve Bank of Dallas (the "FRB") to supplement funding for these loans as needed
- Helping customers access PPP loans is just one way that the Company has been helping its customers and communities during this challenging time
- The Company has also been a strong supporter of the South Plains and Permian Basin food banks, respectively; and recently increased its financial support given the challenging economic environment for so many

Source: Company documents

South Plains Financial, Inc.
22

 Loan Portfolio    23  Total Loans Held for Investment$ In Millions  Source: Company documents; S&P Global Market Intelligence  2Q’20 Highlights  Total Loans increased $229.9 million compared to 1Q’20Loan growth was driven by origination of $215.3 million in PPP loans and $34.7 million in seasonal agriculture loan fundingsThis growth was partially offset by $24.4 million in pay-downs in non-residential consumer loans and direct energy loansClosed more than 2,000 PPP loans in the quarter2Q’20 Yield of 5.26%; a decrease of 50 bps compared to 1Q’20 excluding PPP loans

Loan Portfolio

Portfolio Composition



Residential Construction, 4%
Other Consumer, 3%
Auto Loans, 9%
Commercial Real Estate, 28%
1-4 Family Residential, 15%
Net Loans
2Q'20: $2.3 Billion
Commercial - Specialized, 14%
Commercial - General, 27%

Source: Company documents; S&P Global Market Intelligence

2Q'20 Highlights

- Commercial Real Estate includes:
  - Comm. LDC & Res. LD – 9%
  - Hospitality – 5%
- Commercial – General includes:
  - PPP – 9%
  - Owner – Occ. Rest. & Retail – 4%
- Commercial – Specialized includes:
  - Agricultural production – 6%
  - Direct energy – 3%

South Plains Financial, Inc.
24

Select Loan Industry Concentration Detail

As of June 30, 2020

Direct Energy

- Total loans of $79 million
- 91% support services, 9% upstream
- Nearly 100% Permian and Palo Duro Basins
- 20% of energy sector classified
  - Zero non-accrual credits
- ALLL on energy sector is 5.7%

Energy Support Services by Type



Real Estate Secured, 16%
CD Secured, 2%
Waste Water, 6%
Compression, 40%
Exploration, 8%
Production, 28%

Hospitality

- Total loans of $115 million on operating hospitality*
- $26 million in hotels under construction
- Unfunded commitments are $24 million
- 78% of balances are to limited service hotels
- ALLL on operating hospitality is 6.8%*

* Does not include loans reported in construction and development

Hospitality by Geography



El Paso, 29%
Dallas / Ft. Worth, 20%
Permian, 20%
Amarillo, 11%
Lubbock, 8%
Other, 12%

Source: Company documents; S&P Global Market Intelligence

South Plains Financial, Inc.
25

 Noninterest Income    26  2Q’20 Highlights  Noninterest income is $24.9 million, compared to $18.9 million in 1Q’20The increase in 2Q’20 compared to 1Q’20 due to:An increase in mortgage banking activities revenue of $9.2 millionPartially offset by a $2.3 million gain on sale of securities in 1Q’20Fee income primarily driven by mortgage operations, debit card and other bank service charge income, and income from insurance, trust and investment services business  Noninterest Income$ In Millions  Source: Company documents; S&P Global Market Intelligence

 Diversified Revenue Stream  Six Months Ended June 30, 2020    27  Total Revenues$104.4 million  Noninterest Income$43.8 million    Source: Company documents; S&P Global Market Intelligence

 Net Interest Income and Margin    28  Net interest income of $30.4 million, compared to $24.8 million in 2Q’19The increase as compared to 2Q’19 was a result of:A $429 million rise in average loans primarily from the WTSB acquisition and PPP loans This was partially offset by a decrease in overall rates in 1Q’202Q’20 NIM of 3.79%; a decrease of 34bps and 9bps, compared to 1Q’20 and 2Q’19, respectivelyPPP loan origination reduced the 2Q’20 NIM by 11bps as compared to 1Q’20  Source: Company documents; S&P Global Market Intelligence  Net Interest Income & Margin$ In Millions  2Q’20 Highlights

 Deposit Portfolio  29  Total deposits increased $282 million, compared to 1Q’20The increase was largely due to organic growth and PPP loan fundings that are still on depositNoninterest-bearing deposits grew $200 million compared to 1Q’20 Noninterest-bearing deposits represented 31.9% of deposits in 2Q’20, compared to 27.8% in 1Q’20 and 22.5% in 2Q’19  Source: Company documents; S&P Global Market Intelligence  Total Deposits$ In Millions  2Q’20 Highlights

 Investment Securities    30  2Q’20 Securities Composition  $730.7mm  Securities & Cash$ In Millions  Investment Securities totaled $730.7 million for 2Q’20Securities decreased $4.1 million from 1Q’20All municipal bonds are in TexasAll MBS, CMO, and Asset Backed securities are U.S. Government or GSE  Source: Company documents; S&P Global Market Intelligence  2Q’20 Highlights

 Noninterest Expense and Efficiency  31  2Q’20 Highlights  Noninterest expense for 2Q’20 increased due to an increase of $2.2 million in commissions and higher variable expenses related to strong mortgage activityPartially offset by higher expenses in 1Q’20 for data conversion expenses and purchases to upgrade equipment Management continues to focus on reducing fixed expenses to drive improved profitability  Noninterest Expense$ In Millions  Note: Adjusted Efficiency Ratio is a non-GAAP measure. See appendix for the reconciliation to GAAP Source: Company documents; S&P Global Market Intelligence

Balance Sheet Growth and Development

Balance Sheet Highlights

$ In Millions



$2,777
$3,585
$1,936
$2,332
$2,282
$2,948
$291
$337
Total Assets
Total Loans HFI
Total Deposits
Total Shareholders' Equity
June 30, 2019
June 30, 2020

Tangible Book Value Per Share



$16.19
$16.47
$15.46
$16.54
$17.06
2Q19
3Q19
4Q19
1Q20
2Q20

Note: Tangible book value per share is a non-GAAP measure. See appendix for the reconciliation to GAAP
Source: Company documents; S&P Global Market Intelligence

2Q'20 Highlights

- Total Deposits were $2.9 billion as of 2Q'20, compared to $2.3 billion in 2Q'19:
  - $343 million from the assumption of deposits in the WTSB acquisition
  - Organic growth and PPP loan fundings still on deposit
- Total Loans HFI were $2.3 billion as of 2Q'20, compared to $1.9 billion in 2Q'19
  - $215 million of the increase was the result of PPP originations and $180 million net increase from the WTSB acquisition
- Tangible Book Value Per Share of $17.06 for the period ended June 30, 2020

South Plains Financial, Inc.
32

 Strong Capital Base    33  Tang. Common Equity to Total Tang. Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio   Holding Company   Bank Level  For illustrative purposes only. Assumes gross offering proceeds of $50.0 million with $49.0 million down streamed to the Bank after offering expenses (based on an underwriting spread of 1.5% and $300,000 of other offering expenses) and 20% risk-weighting on net proceedsNote: See Page 2 for the effect of the ESOP’s repurchase right on stockholders’ equitySource: Company documents; S&P Global Market Intelligence

 Appendix  34

 Interest Rate Shock Analysis    35  Note: Data as of June 30, 2020Source: Company documents  We use interest rate risk simulation models and shock analyses to test the interest rate sensitivity of net interest income and fair value of equity, and the impact of changes in interest rates on other financial metrics. Contractual maturities and re-pricing opportunities of loans are incorporated into the model. The average lives of non-maturity deposit accounts are based on decay assumptions and are incorporated into the model. All of the assumptions used in our analyses are inherently uncertain and, as a result, the model cannot precisely measure future net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model’s simulated results due to timing, magnitude and frequency of interest rate changes as well as changes in market conditions and the application and timing of various management strategies.

 Sources of Liquidity and Current Debt Profile    36  South Plains Financial, Inc. (NASDAQ: SPFI)The following are sources of liquidity at the holding company:$10.1 million of cash as of June 30, 2020$27.0 million of dividend capacity from City Bank without prior regulatory approvalCity BankThe following are sources of liquidity at the Bank:$416.6 million of credit from the FHLB (currently $170 million outstanding)$686.9 million line of credit with the Federal Reserve Bank of Dallas$462.5 million of unencumbered investment securitiesOther Capital instruments include:  After the fixed rate periods, securities will float at the Wall Street Journal prime rate, with a floor of 4.50% and a ceiling of 7.50% for the remaining 5 yearsNote: Data as of June 30, 2020Source: Company documents; S&P Global Market Intelligence

 Pro Forma Interest Coverage and Double Leverage    37  For illustrative purposes only. Assumes gross offering proceeds of $50.0 million with $49.0 million down streamed to the Bank after offering expenses (based on an underwriting spread of 1.5% and $300,000 of other offering expenses)For illustrative purposes only. Assumes gross offering proceeds of $50.0 million with an illustrative 4.50% coupon; does not include the pro forma impact of any potential redemption of any outstanding notesNote: Financial data is unaudited and per Company regulatory filings; as of, or for the twelve months ended, June 30, 2020, except for annual data which is for the year ended, December 31Source: Company documents; S&P Global Market Intelligence

 Company Contact Information      38  Company Contact  Corporate Headquarters  South Plains Financial, Inc.5219 City Bank Parkway(806) 792-7101www.spfi.bank  Mikella NewsomChief Risk Officer and SecretaryPhone: (866) 771-3347Email: investors@citybank.com

 Ratings Summary1    39  Issuer  Subordinated Debt  South Plains Financial, Inc. (NASDAQ: SPFI)  BBB- (Stable)      A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating

 Non-GAAP Financial Measures    40    As of and for the quarter ended                               June 30,2020       March 31,2020       December 31,2019       September 30,2019       June 30,2019    Efficiency Ratio                                            Noninterest expense  $  35,207     $  34,011     $  31,714     $  30,028     $  29,930                                               Net interest income     30,448        30,199        28,624        26,568        24,837  Tax equivalent yield adjustment     290        145        133        103        101  Noninterest income     24,896        18,875        16,740        14,115        13,703  Total income     55,634        49,219        45,497        40,786        38,641                                               Efficiency ratio     63.28%        69.10%        69.71%        73.62%        77.46%                                               Noninterest expense  $  35,207     $  34,011     $  31,714     $  30,028     $  29,930  Less:  net loss on sale of securities     -        -        (27)        -        -  Adjusted noninterest expense     35,207        34,011        31,687        30,028        29,930                                               Total income     55,634        49,219        45,497        40,786        38,641  Less:  net gain on sale of securities     -        (2,318)        -        -        -  Adjusted total income     55,634        46,901        45,497        40,786        38,641                                               Adjusted efficiency ratio     63.28%        72.52%        69.65%        73.62%        77.46%  Pre-Tax, Pre-Provision Income                                            Net income  $  5,615     $  7,083     $  10,109     $  8,258     $  6,080  Income tax expense     1,389        1,746        2,645        1,977        1,655  Provision for loan losses     13,133        6,234        896        420        875                                               Pre-tax, pre-provision income  $  20,137     $  15,063      $  13,650     $  10,655     $  8,610  Unaudited$ In Thousands

Non-GAAP Financial Measures

Unaudited

$ In Thousands

	As of and for the quarter ended,					As of and for the year ended,			
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
Tangible common equity									
Total common stockholders' equity	$ 336,534	$ 326,890	$ 306,182	$ 299,027	$ 291,113	$ 306,182	$ 154,580	$ 158,206	$ 150,019
Less: goodwill and other intangibles	(28,414)	(28,181)	(27,389)	(2,464)	-	(27,389)	-	-	-
Tangible common equity	$ 308,120	$ 298,709	$ 278,793	$ 296,563	$ 291,113	$ 278,793	$ 154,580	$ 158,206	$ 150,019
Tangible assets									
Total assets	$ 3,584,532	$ 3,216,563	$ 3,237,167	$ 2,795,582	$ 2,777,170	$ 3,237,167	$ 2,712,745	$ 2,573,375	$ 2,500,813
Less: goodwill and other intangibles	(28,414)	(28,181)	(27,389)	(2,464)	-	(27,389)	-	-	-
Tangible assets	$ 3,556,118	$ 3,188,382	$ 3,209,778	$ 2,793,118	$ 2,777,170	$ 3,209,778	$ 2,712,745	$ 2,573,375	$ 2,500,813
Shares outstanding	18,059,174	18,056,014	18,036,115	18,004,323	17,978,520	18,036,115	14,771,520	14,771,520	14,771,520
Total shareholders' equity to total assets	9.39%	10.16%	9.46%	10.70%	10.48%	9.46%	5.70%	6.15%	6.00%
Tangible common equity to tangible assets	8.66%	9.37%	8.69%	10.62%	10.48%	8.69%	5.70%	6.15%	6.00%
Book value per share	$ 18.64	$ 18.10	$ 16.98	$ 16.61	$ 16.19	$ 16.98	$ 10.46	$ 10.71	$ 10.16
Tangible book value per share	$ 17.06	$ 16.54	$ 15.46	$ 16.47	$ 16.19	$ 15.46	$ 10.46	$ 10.71	$ 10.16

Note: See Page 2 for the effect of the ESOP's repurchase right on stockholders' equity

South Plains Financial, Inc.

41